================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): FEBRUARY 12, 2004

                            WESCO INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                        Commission file number 001-14989

                DELAWARE                                  25-1723342
      (State or other jurisdiction             (IRS Employer Identification No.)
           of incorporation or
              organization)

      225 WEST STATION SQUARE DRIVE
                SUITE 700
     PITTSBURGH, PENNSYLVANIA 15219                      (412) 454-2200
(Address of principal executive offices)         (Registrant's telephone number,
                                                      including area code)


                                       N/A
          (Former name or former address, if changed since last report)


================================================================================

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

       The information in this Current Report is being furnished and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

       On February 12, 2004, WESCO issued a press release announcing its earnings for the fourth quarter of 2003. A copy of the press release is attached hereto.




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




                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                February 12, 2004       WESCO International, Inc.
               -------------------      ---------------------------------------
                      (Date)


                                        /s/ Stephen A. Van Oss
                                        ---------------------------------------
                                        Stephen A. Van Oss
                                        Vice President, Chief Financial Officer



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



NEWS RELEASE

----------------------------------------------------------------------
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219

NET INCOME DOUBLES ON 4% SALES INCREASE
              OPERATING PROFIT INCREASES 35%
                            CASH GENERATION CONTINUES

              Contact: Stephen A. Van Oss, Chief Financial Officer
          WESCO International, Inc. (412) 454-2271, Fax: (412) 454-2477
                            http://www.wescodist.com

Pittsburgh, PA, February 12, 2004 - WESCO International, Inc. [NYSE:WCC], a leading provider of electrical MRO products, construction materials, and advanced integrated supply procurement outsourcing services, today announced its 2003 fourth quarter financial results.

Stephen A. Van Oss, Vice President and Chief Financial Officer, stated, "Our fourth quarter results reflect the Company's continued attention to margin improvement, cost control and working capital productivity, and our results demonstrate the power of the leverage inherent in our business model. A 50 basis point improvement in gross margin percentage and a 30 basis point reduction in our SG&A expenses combined with the 4.2% increase in sales to double our net income. We are particularly pleased with the sales growth, which was generated in most of our end markets."

Net sales for the fourth quarter of 2003 were $850.1 million versus $815.5 million in 2002, an increase of 4.2%. Gross margins for the quarter improved to 18.8% versus 18.3% for the comparable quarter in 2002. Operating income for the current quarter totaled $24.7 million versus $18.3 million in last year's comparable quarter. Depreciation and amortization included in operating income was $7.2 million in 2003's fourth quarter versus $5.2 million in 2002. Net income in 2003's fourth quarter was $9.4 million versus $4.7 million in the comparable 2002 quarter. Earnings per share in the current quarter were $0.21 per share versus $0.10 per share in 2002.

Mr. Van Oss continued, "Cash flow for the quarter was strong. Total indebtedness (including our accounts receivable securitization program) net of cash, increased $12 million. The modest increase was due to working capital needs associated with the sales growth and the funding of our previously announced repurchase of 4.3 million shares of common stock. For the year, total indebtedness, net of cash, has been reduced by $69 million. Our available borrowing capacity continues to be ample and increased to approximately $197 million at year-end."

The Company's Audit Committee, immediately following a review of a recent internal audit report, has engaged independent counsel to assess and make findings and recommendations with respect to one large branch operation and report back to the Committee promptly. The matters to be investigated relate primarily to cash management and undocumented expense reimbursement practices at this branch which did not follow corporate policies and procedures. Management and the Audit Committee do not believe the amounts involved were material. Based on the internal audit report, the amounts involved have been accounted for in the financial statements for the periods involved. Management promptly implemented those remedial actions recommended by the internal auditors, and independent counsel will consider whether additional actions are necessary.

For fiscal 2003, net sales were $3,286.8 million versus $3,325.8 million in last year's comparable period, a 1.2% decline. Gross margins in 2003 were 18.6% versus 17.8% last year and operating income totaled $86.1 million versus $76.6 million last year. Depreciation and amortization included in operating income was $22.5 million versus $19.8 million last year. Net income for the 2003 was $30.0 million versus $23.1 million last year, while diluted earnings per share were $0.65 per share in 2003 versus $0.49 per share in 2002.

WESCO's Chairman and Chief Executive Officer, Roy W. Haley, commented, "WESCO entered 2003 with commitment and determination to work through a challenging economic downturn. During the past year, WESCO has benefited from the focus and attention we've placed on margin enhancement, cost control and productivity initiatives. Continued improvements in the Company's capital structure have strengthened our ability to generate profits in a no-growth environment and to achieve significant earnings growth with nominal top line improvement. Over the past year, WESCO has invested in targeted marketing programs that have positioned us to expand existing customer relationships and to develop new, profitable customers. Additionally, the continued rollout of LEAN initiatives across branch operations is having a positive impact on productivity and process improvements."

Mr. Haley continued, "The last three years have been difficult but constructive ones for WESCO. The Company has successfully weathered the economic downturn that has been unlike any seen by the electrical distribution industry in several decades. The Company's strategic platform combining National Accounts, Integrated Supply and a North American footprint of local branch operations has been very effective and continues to be sound. The Company will continue to be responsive to the needs of our customers, our shareholders, and our employees. We enter 2004 with confidence that WESCO will continue to be a growing and profitable player in the industry."

                                      # # #

Teleconference

WESCO will conduct a teleconference to discuss the 2003 fourth quarter earnings as described in this News Release on February 12, 2004, at 11:00 a.m. E.S.T. The conference call will be broadcast live over the Internet and can be accessed at (http://www.shareholder.com/wesco/medialist.cfm) or from the Company's home page at (http://www.wescodist.com). The conference call will be archived on this Internet site for seven days.

                                      # # #

WESCO International, Inc. [NYSE: WCC] is a publicly traded Fortune 500 holding company, headquartered in Pittsburgh, Pennsylvania, whose primary operating entity is WESCO Distribution, Inc. WESCO Distribution is a leading distributor of electrical construction products and electrical and industrial maintenance, repair and operating (MRO) supplies, and is the nation's largest provider of integrated supply services with 2003 annual product sales of approximately $3.3 billion. The Company employs approximately 5,200 people, maintains relationships with 24,000 suppliers, and serves more than 100,000 customers worldwide. Major markets include commercial and industrial firms, contractors, government agencies, educational

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institutions, telecommunications businesses and utilities. WESCO operates five fully automated distribution centers and approximately 350 full-service branches in North America and selected international markets, providing a local presence for area customers and a global network to serve multi-location businesses and multi-national corporations.

                                      # # #

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as well as the Company's other reports filed with the Securities and Exchange Commission

                            WESCO INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    ($ in millions, except per share amounts)

                                                      THREE MONTHS ENDED                   THREE MONTHS ENDED
                                                       DECEMBER 31, 2003                    DECEMBER 31, 2002
                                                    ---------------------                ---------------------
Net sales                                                         $850.1                               $815.5
Cost of sales                                                      690.0                                666.3
                                                                  ------                               ------
   Gross Profit                                                    160.1   18.8%                        149.2   18.3%
Selling, general & admin. expenses                                 128.2   15.1%                        125.7   15.4%
Depreciation & amortization                                          7.2                                  5.2
                                                                  ------                               ------
   Income from operations                                           24.7    2.9%                         18.3    2.2%
Interest expense, net                                               10.3                                 10.2
Other expense                                                        1.0                                  1.7
                                                                  ------                               ------
   Income before income taxes                                       13.4    1.6%                          6.4    0.8%
Provision (benefit) for income taxes                                 4.0                                  1.7
                                                                  ------                               ------
   Net income                                                     $  9.4    1.1%                       $  4.7    0.6%
                                                                  ======                               ======

Diluted earnings per common share:
   Net Income                                                     $ 0.21                               $ 0.10
   Weighted Average Shares Outstanding                              45.4                                 46.5


                                                     TWELVE MONTHS ENDED                  TWELVE MONTHS ENDED
                                                       DECEMBER 31, 2003                    DECEMBER 31, 2002
                                                    --------------------               ----------------------
Net sales                                                       $3,286.8                             $3,325.8
Cost of sales                                                    2,676.7                              2,735.0
                                                                --------                             --------
   Gross Profit                                                    610.1   18.6%                        590.8   17.8%
Selling, general & admin. expenses                                 501.5   15.3%                        494.4   14.9%
Depreciation & amortization                                         22.5                                 19.8
                                                                --------                             --------
   Income from operations                                           86.1    2.6%                         76.6    2.3%
Interest expense, net                                               42.3                                 43.0
Loss on debt extinguishment                                          0.2                                  1.1
Other expense                                                        4.5                                  6.6
                                                                --------                             --------
   Income before income taxes                                       39.1    1.2%                         25.9    0.8%
Provision for income taxes                                           9.1                                  2.8
                                                                --------                             --------
   Net income                                                   $   30.0    0.9%                     $   23.1    0.7%
                                                                ========                             ========

Diluted earnings per common share:
   Net Income                                                      $0.65                                $0.49
   Weighted Average Shares Outstanding                              46.3                                 46.8


                            WESCO INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    ($ in millions, except per share amounts)
                                   (unaudited)


                           ASSETS                              DECEMBER 31, 2003         DECEMBER 31, 2002
                                                               -----------------         -----------------
CURRENT ASSETS
      Cash and cash equivalents                                        $   27.5                  $   22.6
      Trade accounts receivable                                           266.6                     182.2
      Inventories, net                                                    321.0                     340.4
      Prepaid expenses and other current assets                            41.2                      36.2
                                                                       --------                  --------
         Total current assets                                             656.3                     581.4
Total other assets                                                        500.5                     438.1
                                                                       --------                  --------
         Total assets                                                  $1,156.8                  $1,019.5
                                                                       =========                 ========

      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable                                                 $  366.4                  $  346.5
      Other current liabilities                                           112.0                      56.3
                                                                       --------                  --------
         Total current liabilities                                        478.4                     402.8

Long-term debt (See Note)                                                 420.0                     412.2
Other non-current liabilities                                              90.7                      35.2
                                                                       --------                  --------
         Total liabilities                                                989.1                     850.2

STOCKHOLDERS' EQUITY:
         Total stockholders' equity                                       167.7                     169.3
                                                                       --------                  --------
         Total liabilities and stockholders' equity                    $1,156.8                  $1,019.5
                                                                       ========                  ========

Note: Trade accounts receivable and long-term debt have each been reduced by $225 million and $293 million as of December 31, 2003 and December 31, 2002, respectively, in accordance with WESCO's accounting for its accounts receivable securitization facility. In addition, the carrying value of long-term debt increased a net $2.7 million during the twelve months ended December 31, 2003 as a result of the change in fair value of the Company's interest rate derivative instruments and as a result of non-cash amortization of discounts associated with the Company's Senior Notes.

                            WESCO INTERNATIONAL, INC.
                 RECONCILIATION OF NON-GAAP FINANCIAL MEASURERS
                          (dollar amounts in millions)
                                   (unaudited)

                                                  DECEMBER 31, 2003      DECEMBER 31, 2002
                                                  -----------------      -----------------
Total debt                                                   $422.2                 $418.0
Plus:  A/R Securitization                                     225.0                  293.0
Less:  Cash and cash equivalents                              (27.5)                 (22.6)
                                                             ------                 ------
   Total indebtedness (including A/R
      Securitization Program), net of cash
      (See Note)                                             $619.7                 $688.4
                                                             ======                 ======


Note: Total indebtedness (including A/R Securitization Program), net of cash is provided by the Company as additional measure of the Company's leverage. Generally accepted accounting principles require that this financing facility be presented off-balance sheet. As management internally evaluates the A/R Securitization Facility as an additional form of indebtedness, management believes it is helpful to provide the readers of its financial statements an evaluation of its total indebtedness from all sources of financing. Cash and cash equivalents are deducted from this total to determine total indebtedness (including A/R Securitization Program), net of cash. This amount represents the Company's net obligation due under all of its financing facilities.

                                       # #



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